Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendments No. 1 to the following Registration Statements:

•                  Registration Statement (Form S-3 No. 333-223310) and related Prospectus of TravelCenters of America Inc.,

•                  Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America Inc. 2007 Equity Compensation Plan,

•                  Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America Inc. 2007 Equity Compensation Plan,

•                  Registration Statement (Form S-8 No. 333-176161) pertaining to the Amended and Restated TravelCenters of America Inc. 2007 Equity Compensation Plan,

•                  Registration Statement (Form S-8 No. 333-211458) pertaining to the TravelCenters of America Inc. 2016 Equity Compensation Plan, and

•                  Registration Statement (Form S-8 No. 333-225149) pertaining to the Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan

of our reports dated February 26, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TravelCenters of America Inc., the successor registrant to TravelCenters of America Inc., appearing in the Annual Report on Form 10-K of TravelCenters of America Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Cleveland, Ohio

August 1, 2019